UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

----------------------------------------------

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
----------------------------------------------

Date of Report (Date of earliest event reported): May 22, 2007

GULFMARK OFFSHORE, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-22853
(Commission file number)

76-0526032
(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas (Address of principal executive offices)	77042 (Zip Code)

(713) 963-9522
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.     Election of Directors

At the Company's Annual meeting of Stockholders held on May 18, 2007, the stockholders of the Company approved the election of all nominated directors as follows:

Name of Nominee	For	Withheld
Peter I. Bijur	19,156,729	1,958,428
David J. Butters	12,610,783	8,504,374
Marshall A. Crowe	20,416,064	699,093
Louis S. Gimbel, 3rd	20,461,304	653,853
Sheldon S. Gordon	20,424,924	690,233
Robert B. Millard	20,385,139	730,018
Robert T. O’Connell	20,442,395	672,762
Rex C. Ross	20,510,266	604,891
Bruce A. Streeter	20,461,869	653,288

ITEM 8.01.     Other Events

At the Company's Annual meeting of Stockholders held on May 18, 2007, the stockholders of the Company approved the selection of UHY LLP as the Company's independent accountants for the fiscal year ending December 31, 2007 as follows:

For	Against	Abstained
21,051,944	58,983	4,230

At the Company's Annual meeting of Stockholders held on May 18, 2007, the stockholders of the Company approved Amendment No. 3 to the Company’s 1997 Incentive Equity Plan (the “1997 Plan”) to (i) increase the number of shares reserved for issuance thereunder by 800,000 shares, (ii) define the determination of the ten year duration for incentive stock options and (iii) change the determination of fair market value as follows:

For	Against	Abstained	Broker Non-Vote
12,487,501	5,624,294	68,755	2,934,607

At the Company's Annual meeting of Stockholders held on May 18, 2007, the stockholders of the Company approved Amendment No. 1 to the Company’s 2005 Non-Employee Director Share Incentive Plan (the “2005 Plan”) to (i) increase the annual restricted stock award for non-employee directors from 2,000 shares to 2,200 shares, (ii) decrease the vesting period on all benefits from three years to one year, (iii) make all restrictions on benefits lapse upon death, disability or retirement, (iv) change the determination of fair market value and (v) change the termination date of the 2005 Plan from the 2010 Annual Meeting to the 2015 Annual Meeting as follows:

For	Against	Abstained	Broker Non-Vote
17,638,790	473,152	68,608	2,934,607

ITEM 9.01. Financial Statements and Exhibits

(c)	Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 22, 2007

GulfMark Offshore, Inc. (Registrant)
By:	/s/ Edward A. Guthrie
Executive Vice President and Chief Financial Officer